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EXHIBIT 5

                      [Day, Berry & Howard LLP letterhead]


                                  April 4, 2005



Globix Corporation
139 Centre Street
New York, New York 10013

Ladies and Gentlemen:

         We have acted as counsel to Globix Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933 (the "Securities Act"), with respect to up to 4,381,319 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issuable under the Globix Corporation 2003 Stock Option Plan, the NEON Communications, Inc. Directors' Stock Option Plan and the NEON Communications, Inc. Stock Incentive Plan (together, the "Plans").

         In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction of such records, documents, certificates and other instruments, and have made such investigation of law, as in our judgment is necessary or appropriate to enable us to render the opinions expressed below.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

         Based on and subject to the foregoing, we are of the opinion that the Shares, when issued upon the exercise of options in accordance with the terms of the Plans and as contemplated by the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.


                                               Very truly yours,


                                               /s/ DAY, BERRY & HOWARD LLP